                                                                     EXHIBIT 5.1

                                 August 27, 2003



Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

         RE: Mobility Electronics, Inc.
             Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel for Mobility Electronics, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, relating to 3,490,115 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be sold by the selling stockholders named in the Registration Statement.

         In reaching the conclusions expressed in this opinion, we have examined and relied upon such documents, corporate records, and other instruments, including certificates of public officials and certificates of officers of the Company, and made such further investigation and inquiry as we have deemed necessary to reach the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity, accuracy, and completeness of all documents submitted to us as originals, and the conformity to original documents of all copies submitted to us.

         Based solely upon the foregoing, subject to the comments and exceptions hereinafter stated, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

         We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

Securities and Exchange Commission
Page 2


         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                             Very truly yours,

                                             /s/ Jackson Walker L.L.P.

                                             JACKSON WALKER L.L.P.